Exhibit 3.1

STATE OF MONTANA SECRETARY OF STATE ARTICLES OF INCORPORATION FOR DOMESTIC PROFIT CORPORATION	For Office Use Only STATE OF MONTANA -FILED- SECRETARY OF STATE File Number: 15010781 Date Filed: 11/16/2021 10:14:55 AM

Filing Fees & Processing Options
Fees and Processing Options	24 Hour Processing - $90.00 - Processed within 1 business day

Filing Effective Date
The corporation will be effective:	when filed with the Secretary of State

Corporate Type
Corporation Type	General For Profit Corporation

Corporate Name
Entity name	Hanze Asia Growth A Inc.

Term
Term Expiration	Perpetual / Ongoing

Business Purpose
Purpose	any lawful purpose

Business Mailing Address of Principal Office
☒ Add Postal Address
Address	1001 S. MAIN ST. STE 49
KALISPELL, MT 59901

Business Physical Address of Principal Office
☐ Add Physical Address

Shares

Share Type	Series	Shares Authorized	Shares Issued	Share Par Value
Common		100,000,000	0	1

Registered Agent In Montana
Registered Agent	ALL DAY $49 MONTANA REG AGENT LLC
Commercial Registered Agent
Agent Number
C182737
Email Address
Website
Physical Address
1001 S MAIN STREE T STE 49
KALISPELL, MT 59901
Mailing Address
1001 S MAIN STREET STE 49
KALISPELL, MT 59901

☒ The appointment of the registered agent listed above is an affirmation by the represented entity that the agent has consented to serve as a registered agent.

Incorporators

Name Of Individual Or Business Entity	Business Mailing Address	Email Address
Jeremiah Adams	1001 S. MAIN ST. STE 49 KALISPELL, MT 59901

Directors

Full Name	Business Mailing Address	Position	Email Address
Jeremiah Adams	1001 S. MAIN ST. STE 49 KALISPELL, MT 59901	Director
Chen Lian Sheng	1001 S. MAIN ST. STE 49 KALISPELL, MT 59901	Director
Jeffrey Edwards	1001 S. MAIN ST. STE 49 KALISPELL, MT 59901	Director
Edward Resch	1001 S. MAIN ST. STE 49 KALISPELL, MT 59901	Director

Officers

Full Name	Business Mailing Address	Position	Email Address
Chen Lian Sheng	1001 S. MAIN ST. STE 49 KALISPELL, MT 59901	President
Jeffrey Edwards	1001 S. MAIN ST. STE 49 KALISPELL, MT 59901	Secretary
Edward Resch	1001 S. MAIN ST. STE 49 KALISPELL, MT 59901	Treasurer

Declarations

☒ I understand that the information I enter into the online system is public information and will appear online and on copy requests exactly as I key it into the system.

☒ I have been authorized by the business entity to file this document online.

☒ I, HEREBY SWEAR AND/OR AFFIRM, under penalty of law, including criminal prosecution, that the facts contained in this document are true. I certify that I am signing this document as the person(s) whose signature is required, or as an agent of the person(s) whose signature is required, who has authorized me to place his/her signature on this document.

Signature

Self	Jeremiah Adams	11/16/2021
Signer’s Capacity	Sign Here	Date

Position	Incorporator

Daytime Contact
Phone Number	(406) 552-0004
Email	info@49dollarmontanaregisteredagent.com